Exhibit 32.2

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I, Patrick Brickley, Senior Vice President and Chief Financial Officer of Everbridge, Inc., do hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Everbridge, Inc. for the quarter ended June 30, 2021 (the “Report”):

(1)	fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Everbridge, Inc. for the period presented herein.

Date: August 9, 2021	By:	/s/ Patrick Brickley
Name: Patrick Brickley
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Everbridge, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.